Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FOURTH QUARTER and YEAR END 2025 RESULTS

MIDLAND, Texas, March 30, 2026/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its fourth quarter and fiscal year ended December 31, 2025.

Fourth quarter 2025 Highlights

●	Recognized Fee revenue of $22.9 million, a 67% increase over the fourth quarter of 2024
●	Net income of $0.6 million, $0.02 per share
●	Generated Adjusted EBITDA of $3.3 million in the fourth quarter, up 248% compared to fourth quarter of 2024
●	Successful initial deployments of new single node channels in the field

Full-Year 2025 Highlights

●	Increased Fee revenue 16% year-over-year to $61.9 million
●	Net loss of $1.9 million, $0.06 per share, compared to $4.1 million in 2024, $0.13 per share
●	Generated operating cash flow of $14.0 million and free-cash-flow of $7.2 million
●	Generated Adjusted EBITDA of $4.7 million, 139% increase year-over-year
●	Significant purchase of new single node channels to invest in future profitability

Adjusted EBITDA and Free-cash-flow are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of Adjusted EBITDA and Free-cash-flow.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “I am proud of the continued progress the Dawson team made during 2025, generating $14.0 million of cash from our operations, and reinvesting a portion of that into new single node channels to strengthen our foundation for profitability in our future. We are continually monitoring our cost structure and reduced our general and administrative expenses by 9% year-over-year. Specifically, we implemented an AI software process in the mapping of our receiver points to reduce processing time from five employees over 6-7 weeks to one employee over 3-5 hours. As we continue to invest in these initiatives, we expect to improve our profitability.

We believe that we have a significant competitive advantage for larger seismic jobs due to our high channel count and our quantity of vibrator energy source units and have observed significant demand for our new equipment from our customers. We have expanded our customer base to include more unconventional exploration such as carbon capture, geothermal, and critical rare-earth minerals as well as other usages of seismic acquisition capabilities.

We believe that the Dawson team has shown continuous improvement over the past two years, which is evidenced by the continued improvement in our profitability metrics. We expect that improvement to continue into 2026.”

Fourth Quarter and Year-End Results

For the fourth quarter ended December 31, 2025, the Company reported revenues of $27.0 million, an increase of 72% compared to $15.6 million for the comparable quarter ended December 31, 2024. Revenue included reimbursable revenue of $4.0 million and $1.9 million for the quarters ended December 31, 2025, and December 31, 2024, respectively. Gross margin11 was 23% for the quarters ended December 31, 2025, and December 31, 2024.

We generated net income of $0.6 million or $0.02 per common share. The Company generated Adjusted EBITDA of $3.3 million in the quarter ended December 31, 2025, compared to Adjusted EBITDA of $0.9 million in the quarter ended December 31, 2024.

For the year ended December 31, 2025, the Company reported revenues of $75.6 million, an increase of 2% compared to $74.2 million for the year ended December 31, 2024. Revenue included reimbursable revenue of $13.7 million and $20.7 million for the years ended December 31, 2025, and December 31, 2024, respectively. Gross margin1 was 21% for the years ended December 31, 2025, and December 31, 2024.

For the year ended December 31, 2025, we generated a net loss of $1.9 million or $0.06 per common share, compared to a net loss of $4.1 million or $0.13 per common share in the prior year. The Company generated Adjusted EBITDA of $4.7 million in the year ended December 31, 2025, compared to an Adjusted EBITDA of $2 million in the year ended December 31, 2024.

Operations Update

The Company had one large channel crew and three smaller channel crews operating in the fourth quarter in the United States and into the first quarter of 2026. High crew utilization in the fourth quarter resulted in improved margins and profitability, and we expect an increase in utilization and revenue in the first quarter of 2026. We resumed our Canadian operations in the fourth quarter of 2025 with two crews and moved into the first quarter of 2026 with three large channel count crews. We anticipate our Canadian operations to have a successful first quarter.

Capital Budget and Liquidity

In 2025, we generated $14.0 million in cash flows from our operations, and increased our cash balance to $4.9 million at December 31, 2025, compared to $1.4 million at December 31, 2024. In October 2025, we entered into a revolving credit facility with a maximum lender commitment amount of $5 million, a borrowing base of $4.9 million, and no balance outstanding at December 31, 2025. We believe that our cash on hand, operating cash flows and cash available under our revolving credit facility are sufficient to fund our cash flow requirements as well as our debt obligations.

The Company's Board of Directors approved a capital budget of $3 million for 2026, including the final payment under the single node channel purchase of $0.9 million, which was made in January 2026.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

1 Defined as fee revenues less fee operating expenses, divided by fee revenues

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA and Free-cash-flow, non-GAAP financial measures as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax expense or benefit, (iii) depreciation, depletion and amortization and (iv) other unusual or non-recurring charges, such as strategic transaction costs2 or severance expenses. The Company defines Free-cash-flow as our operating cash flow, minus our investing cash flow. The Company uses Adjusted EBITDA and Free-cash-flow as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its operating performance over time in relation to other companies that own similar assets and that the Company believes calculate Adjusted EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the terms Adjusted EBITDA and Free-cash-flow are not defined under GAAP, and Adjusted EBITDA is not a measure of operating income or operating performance presented in accordance with GAAP. When assessing the Company’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s Adjusted EBITDA or Free-cash-flow may not be comparable to Adjusted EBITDA or Free-cash-flow or similarly titled measures utilized by other companies since other companies may not calculate Adjusted EBITDA or Free-cash-flow in the same manner as the Company. Further, the results presented by Adjusted EBITDA or Free-cash-flow cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s Adjusted EBITDA to its net loss is presented in the table following the text of this press release.

Discussions with Controlling Stockholder

As of December 31, 2025, Wilks Brothers, LLC (“Wilks”) and its affiliates control approximately 80% of our common stock. We have been in discussion with Wilks and certain of its affiliates with respect to one or more transactions involving assets owned by Wilks and/or certain of its affiliates, which may include, among other things, asset contributions or sales, a business combination transaction or other similar transactions. In connection with these discussions, we incurred $528,000 in expenses in the fourth quarter of 2025, which is included in general and administrative expense in our consolidated statement of operations for the year ended December 31, 2025.

There is no guarantee that we will enter into a definitive agreement with any such parties regarding any such transaction. The terms of any potential agreement between us and Wilks, and/or any of its affiliates, would be contingent on certain conditions, including completion of due diligence and the negotiation of definitive transaction documents.  Our Board of Directors has formed a special committee of independent directors (the “Special Committee”), which has retained independent legal and financial advisors, to evaluate, negotiate and make recommendations to the Board regarding any such transaction with Wilks and/or its affiliates, including whether to pursue or decline to pursue any proposed transaction.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that all statements other than statements of historical fact contained in this press release are forward-looking statements, including without limitation statements regarding our forecasts, estimates or other expectations regarding future events, operations or financial results, and regarding technological advancements and our financial position, business strategy, and plans and objectives of our management including statements under “Management Comment” for future operations; statements regarding our expectations regarding liquidity; statements regarding the anticipated benefits of our purchased single node channels; and statements regarding any potential transaction(s) with our controlling stockholder and any of its affiliates. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions. Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, risks relating to the Company’s ability to execute its business strategies and plans for growth; the efficacy of the purchased single node channels; the failure to operationalize the acquired equipment in a timely manner or at all; risks associated with the Company’s ability to finance the transaction contemplated by the Purchase Agreement; risks relating to any potential transaction(s) with our controlling stockholder and any of its affiliates, the impact on our stock price of such potential transaction(s), our ability to consummate any such transaction, and our ability to achieve the anticipated benefits of any such potential transaction(s); our status as a controlled public company, which exempts us from certain corporate governance requirements; the limited market for our common stock; the impact of general economic, industry, market or political conditions, including tariffs; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices and markets; changes in economic conditions; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+, to agree on and comply with supply limitations; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity;  risks that the Company’s cash reserves, liquidity or capital resources may be insufficient;  risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; risks related to our indebtedness and compliance with covenants contained in our revolving credit note; the Company’s ability to execute its business strategies and plans for growth; the failure to operationalize the new single node channels in a timely manner or at all; disruptions in the global economy, including the Russian-Ukrainian conflict, the U.S. and Iran conflict, and the unrest in the Middle East, export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments and broader consequences of the Russian-Ukrainian conflict, the U.S. and Iran conflict, and the unrest in the Middle East related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the Securities and Exchange Commission (the “SEC”). The cautionary statements made in this press release should be read as applying to all related forward-looking statements wherever they appear in this press release. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

	(unaudited)
Operating revenues
Fee revenue	$22,940	$13,752	$61,876	$53,479
Reimbursable revenue	4,010	1,885	13,749	20,675
	26,950	15,637	75,625	74,154

Operating costs:
Fee operating expenses	17,644	10,634	48,860	42,346
Reimbursable operating expenses	4,010	1,885	13,749	20,675
Operating expenses	21,654	12,519	62,609	63,021
General and administrative	2,575	2,599	9,010	9,946
Depreciation and amortization	1,876	1,353	5,670	5,736
	26,105	16,471	77,289	78,703

Income (loss) from operations	845	(834)	(1,664)	(4,549)

Other income (expense):
Interest income	19	18	117	308
Interest expense	(331)	(39)	(536)	(159)
Other income (expense), net	36	24	148	288
Income (loss) before income tax	569	(831)	(1,935)	(4,112)

Income tax benefit (expense):	—	29	(6)	(7)

Net Income (loss)	569	(802)	(1,941)	(4,119)

Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	10	(330)	386	(571)

Comprehensive income (loss)	$579	$(1,132)	$(1,555)	$(4,690)

Basic income (loss) per share of common stock	$0.02	$(0.03)	$(0.06)	$(0.13)

Diluted income (loss) per share of common stock	$0.02	$(0.03)	$(0.06)	$(0.13)

Weighted average equivalent common shares outstanding	31,047,910	30,983,437	31,016,792	30,879,855

Weighted average equivalent common shares outstanding - assuming dilution	31,047,910	30,983,437	31,016,792	30,879,855

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,907	$1,385
Short-term investments	370	—
Accounts receivable, net of allowance for credit losses of $250
at December 31, 2025 and 2024	9,389	9,970
Prepaid expenses and other current assets	7,169	3,186
Total current assets	21,835	14,541

Property and equipment	254,017	238,064
Less accumulated depreciation	(223,242)	(225,085)
Property and equipment, net	30,775	12,979

Operating lease right-of-use assets	3,036	3,002

Intangibles, net	364	348

Total assets	$56,010	$30,870

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,578	$3,381
Accrued liabilities:
Payroll costs and other taxes	1,474	2,014
Other	994	830
Deferred revenue	7,477	1,570
Current maturities of notes payable and finance leases	6,232	1,010
Current maturities of operating lease liabilities	1,082	1,125
Total current liabilities	26,837	9,930

Long-term liabilities:
Notes payable and finance leases, net of current maturities	11,324	1,512
Operating lease liabilities, net of current maturities	2,024	2,131
Deferred tax liabilities, net	17	16
Total long-term liabilities	13,365	3,659

Commitments and contingencies (Note 16)

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
31,052,840 and 30,983,437 shares issued and outstanding at December 31, 2025
and December 31, 2024, respectively	311	310
Additional paid-in capital	157,154	157,073
Accumulated deficit	(139,560)	(137,619)
Accumulated other comprehensive loss, net	(2,097)	(2,483)
Total stockholders’ equity	15,808	17,281

Total liabilities and stockholders’ equity	$56,010	$30,870

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and amounts in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,941)	$(4,119)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,670	5,736
Non-cash operating lease cost	925	1,137
Non-cash compensation	130	473
Deferred income tax expense	—	1
Bad debt expense	177	—
Gain on disposal of assets	(439)	(409)
Other	11	(11)
Change in operating assets and liabilities:
Decrease in accounts receivable	830	2,543
(Increase) decrease in prepaid expenses and other assets	(1,903)	5,653
Increase (decrease) in accounts payable	6,140	(128)
Decrease in accrued liabilities	(422)	(1,244)
Decrease in operating lease liabilities	(1,108)	(1,239)
Increase (decrease) in deferred revenue	5,907	(10,259)

Net cash provided by (used in) operating activities	13,977	(1,866)

Cash flows from investing activities:
Capital expenditures, net of non-cash capital expenditures summarized below	(6,831)	(1,865)
Proceeds from disposal of assets	468	533
Proceeds from insurance claim	—	332
Proceeds from maturity of short-term investments	—	265
Acquisition of short-term investments	(370)	—

Net cash used in investing activities	(6,733)	(735)

Cash flows from financing activities:
Principal payments on notes payable	(2,666)	(947)
Principal payments on finance leases	(934)	(680)
Borrowings on line of credit (related party)	3,500	—
Repayments on line of credit (related party)	(3,500)	—
Tax withholdings related to stock based compensation awards	(48)	(76)
Other	(35)	—
Dividends paid	—	(9,860)

Net cash used in financing activities	(3,683)	(11,563)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(39)	(223)

Net increase (decrease) in cash and cash equivalents and restricted cash	3,522	(14,387)

Cash and cash equivalents and restricted cash at beginning of period	1,385	15,772

Cash and cash equivalents at end of period	$4,907	$1,385

Supplemental cash flow information:
Cash paid for interest	$429	$159
Cash paid for income taxes	$9	$59
Cash received for income taxes	$70	$17

Non-cash operating, investing and financing activities:
Increase (decrease) in accrued purchases of property and equipment	$—	$(332)
Finance leases incurred	$1,116	$1,326
Increase in right-of-use assets and operating lease liabilities	$909	$977
Financed equipment purchases	$15,450	$—
Financed insurance premiums	$2,036	$204

Calculation of free-cash-flow
Net cash provided by (used in) operations	$13,977	$(1,866)
Less: Net cash used in investing activities	(6,733)	(735)
Free-cash-flow	$7,244	$(2,601)

Reconciliation of EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended December 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net income (loss)	$1,701	$(1,132)	$569	$(355)	$(447)	$(802)
Depreciation and amortization	1,641	235	1,876	1,141	212	1,353
Interest expense (income), net	301	11	312	11	10	21
Income tax benefit	—	—	—	(29)	—	(29)
EBITDA	3,643	(886)	2,757	768	(225)	543
Strategic transaction costs	528	—	528	—	—	—
Severance expense	—	—	—	400	—	400
Adjusted EBITDA	$4,171	$(886)	$3,285	$1,168	$(225)	$943

	Year Ended December 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net (loss) income	$(4,082)	$2,141	$(1,941)	$(4,907)	$788	$(4,119)
Depreciation and amortization	4,859	811	5,670	4,752	984	5,736
Interest expense (income), net	395	24	419	(146)	(3)	(149)
Income tax expense	6	—	6	7	—	7
EBITDA	1,178	2,976	4,154	(294)	1,769	1,475
Strategic transaction costs	528	—	528	—	—	—
Severance expense	—	—	—	486	—	486
Adjusted EBITDA	$1,706	$2,976	$4,682	$192	$1,769	$1,961

Reconciliation of EBITDA to Net Cash Provided By (Used in) Operating Activities

(amounts in thousands)

	Three Months Ended December 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by (used in) operating activities	$3,450	$(1,364)	$2,086	$(2,788)	$(2,637)	$(5,425)
Changes in working capital and other items	365	536	901	3,954	2,469	6,423
Non-cash adjustments to net income (loss)	(172)	(58)	(230)	(398)	(57)	(455)
EBITDA	3,643	(886)	2,757	768	(225)	543
Strategic transaction costs	528	—	528	—	—	—
Severance expense	—	—	—	400	—	400
Adjusted EBITDA	$4,171	$(886)	$3,285	$1,168	$(225)	$943

	Year Ended December 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by (used in) operating activities	$7,694	$6,283	$13,977	$(2,821)	$955	$(1,866)
Changes in working capital and other items	(5,512)	(3,079)	(8,591)	3,928	1,023	4,951
Non-cash adjustments to net (loss) income	(1,004)	(228)	(1,232)	(1,401)	(209)	(1,610)
EBITDA	1,178	2,976	4,154	(294)	1,769	1,475
Strategic transaction costs	528	—	528	—	—	—
Severance expense	—	—	—	486	—	486
Adjusted EBITDA	$1,706	$2,976	$4,682	$192	$1,769	$1,961

Statements of Operations by operating segment for the three and twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31, 2025			Year Ended December 31, 2025
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$20,444	$2,496	$22,940	$46,350	$15,526	$61,876
Reimbursable revenue	3,995	15	4,010	13,484	265	13,749
	24,439	2,511	26,950	59,834	15,791	75,625

Operating costs:
Fee operating expenses	14,662	2,982	17,644	37,748	11,112	48,860
Reimbursable operating expenses	3,995	15	4,010	13,484	265	13,749
Operating expenses	18,657	2,997	21,654	51,232	11,377	62,609
General and administrative	2,173	402	2,575	7,565	1,445	9,010
Depreciation and amortization	1,641	235	1,876	4,859	811	5,670
	22,471	3,634	26,105	63,656	13,633	77,289

Income (loss) from operations	1,968	(1,123)	845	(3,822)	2,158	(1,664)

Other income (expense):
Interest income	17	2	19	92	25	117
Interest expense	(318)	(13)	(331)	(487)	(49)	(536)
Other income (expense), net	34	2	36	141	7	148
Income (loss) before income tax	1,701	(1,132)	569	(4,076)	2,141	(1,935)
Current	—	—	—	(6)	—	(6)
Deferred	—	—	—	—	—	—
Income tax expense	—	—	—	(6)	—	(6)
Net income (loss)	$1,701	$(1,132)	$569	$(4,082)	$2,141	$(1,941)

Adjusted EBITDA	$4,171	$(886)	$3,285	$1,706	$2,976	$4,682

	Three Months Ended December 31, 2024			Year Ended December 31, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$9,488	$4,264	$13,752	$40,748	$12,731	$53,479
Reimbursable revenue	1,728	157	1,885	20,481	194	20,675
	11,216	4,421	15,637	61,229	12,925	74,154

Operating costs:
Fee operating expenses	6,604	4,030	10,634	32,797	9,549	42,346
Reimbursable operating expenses	1,728	157	1,885	20,481	194	20,675
Operating expenses	8,332	4,187	12,519	53,278	9,743	63,021
General and administrative	2,126	473	2,599	8,542	1,404	9,946
Depreciation and amortization	1,141	212	1,353	4,752	984	5,736
	11,599	4,872	16,471	66,572	12,131	78,703

(Loss) income from operations	(383)	(451)	(834)	(5,343)	794	(4,549)

Other income (expense):
Interest income	14	4	18	260	48	308
Interest expense	(25)	(14)	(39)	(114)	(45)	(159)
Other income (expense), net	10	14	24	297	(9)	288
(Loss) income before income tax	(384)	(447)	(831)	(4,900)	788	(4,112)
Income tax benefit (expense)	29	—	29	(7)	—	(7)
Net (loss) income	$(355)	$(447)	$(802)	$(4,907)	$788	$(4,119)

Adjusted EBITDA	$1,168	$(225)	$943	$192	$1,769	$1,961